Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl M. Casale and David A. Kastelic, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Carl M. Casale Carl M. Casale	Chief Executive Officer (principal executive officer)	October 5, 2011

/s/ David A. Kastelic David A. Kastelic	Executive Vice President & Chief Financial Officer (principal financial officer)	October 5, 2011

/s/ Michael Toelle Michael Toelle	Chairman of the Board	October 5, 2011

/s/ Bruce E. Anderson Bruce Anderson	Director	October 5, 2011

/s/ Donald H. Anthony Donald Anthony	Director	October 5, 2011

/s/ Robert A. Bass Robert Bass	Director	October 5, 2011

/s/ David Bielenberg David Bielenberg	Director	October 5, 2011

/s/ Clinton J. Blew Clinton Blew	Director	October 5, 2011

/s/ Dennis Carlson Dennis Carlson	Director	October 5, 2011

Name	Title	Date

/s/ Curt Eischens Curt Eischens	Director	October 5, 2011

/s/ Steven J. Fritel Steve Fritel	Director	October 5, 2011

/s/ Jerry Hasnedl Jerry Hasnedl	Director	October 5, 2011

/s/ David R. Kayser David Kayser	Director	October 5, 2011

/s/ Randy Knecht Randy Knecht	Director	October 5, 2011

/s/ Greg Kruger Greg Kruger	Director	October 5, 2011

/s/ Michael Mulcahey Michael Mulcahey	Director	October 5, 2011

/s/ Richard G. Owen Richard Owen	Director	October 5, 2011

/s/ Steve Riegel Steve Riegel	Director	October 5, 2011

/s/ Daniel W. Schurr Daniel Schurr	Director	October 5, 2011